  Filed pursuant to Rule 424(b)(7)
 Registration No. 333-277713
PROSPECTUS SUPPLEMENT
(To prospectus dated March 6, 2024)
2,829,509 Shares
Common Stock
This prospectus supplement relates to the offer and resale by the selling stockholder identified in this prospectus supplement of up to 2,829,509 shares of our common stock, par value $1.00 per share (our “Common Stock”).
We will not receive any of the proceeds from any sale of the shares by the selling stockholder.
The selling stockholder from time to time may offer and sell shares of our Common Stock held by it directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus supplement.
Our Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “ORI.” On April 25, 2025, the last reported sale price of our Common Stock on the NYSE was $37.28 per share.
Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is April 28, 2025.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus contain information about Old Republic International Corporation, the selling stockholder and our Common Stock. They also refer to information contained in other documents filed by us with the Securities and Exchange Commission and incorporated into this document by reference. References to this prospectus supplement or the prospectus also include the information contained in such other documents. To the extent that information appearing in a later filed document is inconsistent with prior information, the later statement will control. If this prospectus supplement is inconsistent with the prospectus, you should rely on this prospectus supplement.
We have not authorized anyone to provide you with information that is different from, or additional to, the information provided in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed with the Securities and Exchange Commission. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Prospectus Supplement
Prospectus

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INFORMATION INCORPORATED BY REFERENCE
The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than any portions of such filings that are furnished rather than filed under applicable Securities and Exchange Commission rules) until our offering is completed:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 27, 2025, as amended by Form 10-K/A, filed on March 27, 2025;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed on March 28, 2025; and

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The description of our Common Stock contained in Exhibit 4(H) to our Form 10-K for the fiscal year ended December 31, 2022, filed on February 24, 2023.

You may request a copy of these filings at no cost by writing to or telephoning us at the following address:
Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601
Telephone: (312) 346-8100
Attention: Corporate Secretary

FORWARD-LOOKING STATEMENTS
This prospectus supplement and any documents incorporated by reference contain a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to anticipated future events rather than actual present conditions or historical events. These forward-looking statements generally include words such as “expect,” “predict,” “estimate,” “will,” “should,” “anticipate,” “believe,” and similar expressions. Any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s Specialty Insurance segment, its results can be particularly affected by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors; general economic considerations, including the levels of investment yields, inflation rates, and the impacts of tariffs; periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, and work-related injuries; claims development and the impact on loss reserves; adequacy and availability of reinsurance; uncertainties in underwriting and pricing risks; and unanticipated external events. Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, and employment trends. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, changes in mortality and health trends, and alterations in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income, the levels of investments held, and period-to-period variations in the costs of administering the Company’s widespread operations. In addition, results could be particularly affected by technology and security breaches or failures, including cybersecurity incidents.
A more detailed listing and discussion of the risks and other factors which affect the Company’s risk-taking insurance business are included in Part I, Item 1A — Risk Factors of the Company’s Annual Report on Form 10-K filing to the Securities and Exchange Commission for fiscal year ended December 31, 2024, which is specifically incorporated herein by reference, and the various risks, uncertainties, and other factors that are included from time to time in other Securities and Exchange Commission filings.
Any forward-looking statements or commentaries speak only as of their respective dates. Old Republic International Corporation and its subsidiaries undertake no obligation to publicly update or revise any and all such statements, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us and this offering. This information is not complete and does not contain all of the information you should consider before making a decision to invest in our Common Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” and “Forward-Looking Statements” contained in this prospectus supplement and “Risk Factors” and “Special Note Regarding Forward-Looking Statements” contained in the accompanying prospectus and the financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
The Company
Old Republic International Corporation is a Chicago-based holding company engaged in the single business of insurance underwriting and related services. It conducts its operations through a number of regulated insurance company subsidiaries organized into two reportable segments: Specialty Insurance and Title Insurance. References herein to such segments apply to the Company’s subsidiaries engaged in these respective segments of business. The results of the Republic Financial Indemnity Group (RFIG) Run-off business, previously a reportable segment, are deemed immaterial and reflected within the Corporate & Other segment through the effective date of its sale of May 31, 2024, along with the results of a small life and accident insurance business. Prior period amounts have been reclassified to reflect the change in reportable segments. “Old Republic” or “the Company” refers to Old Republic International Corporation and its subsidiaries as the context requires.
The insurance business is distinguished from most others in that the prices (premiums) charged for most products are set without knowing what the ultimate loss costs will be. The Company also cannot know exactly when claims will be paid, which may be many years after a policy was issued or expired. This casts Old Republic as a risk-taking enterprise managed for the long run. Old Republic therefore conducts its business with a primary focus on achieving favorable underwriting results over cycles, and on maintaining a sound financial condition to support its subsidiaries’ long-term obligations to policyholders and their beneficiaries. To achieve these objectives, adherence to insurance risk management principles is stressed, and asset diversification and quality are emphasized. The underwriting principles encompass:
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employing disciplined risk selection, evaluation, and pricing practices to reduce the possibility of adverse risk selection and to mitigate the uncertainty of insurance underwriting outcomes;

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focusing on diversification and spreading of insured risks by geography, distribution, types of insurance coverage, among industries, with competency and proficiency; and

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reducing and mitigating insured exposures through underwriting risk-sharing arrangements with policyholders, and additionally through reinsurance, to manage risk and bring greater efficiencies to capital management.

In addition to income arising from Old Republic’s basic underwriting and related services functions, significant investment income is earned from invested funds generated by those functions and from capital required to support the risk of the underlying business. Investment management aims for stability of income from interest and dividends, protection of capital, and for sufficiency of liquidity to meet insurance underwriting and other obligations as they become payable in the future. Securities trading and the realization of capital gains are not primary objectives. The investment philosophy is therefore best characterized as emphasizing value, credit quality, and relatively long-term holding periods. The Company’s ability to hold both fixed income and equity securities for long periods of time is enabled by the scheduling of maturities in contemplation of an appropriate matching of assets and liabilities, and by investments in dividend paying, publicly traded, large capitalization, highly liquid equity securities.
In light of the above factors, the Company is managed for the long run and with little regard to quarterly or even annual reporting periods. These time frames are too short. Management believes results are best evaluated by looking at underwriting and overall operating performance trends over 10-year intervals. These likely include one or two economic and/or underwriting cycles. This provides enough time for these cycles to run their course, for premium rate changes and subsequent underwriting results to be reflected in financial statements, and for reserved loss costs to be quantified with greater certainty.

RISK FACTORS
An investment in our Common Stock involves risks. You should carefully consider the discussion under the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2024, as such discussion may be amended or updated in other reports filed by us with the SEC, together with all of the other information included in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment in our Common Stock.

USE OF PROCEEDS
We will not receive cash proceeds from the sale of shares of our Common Stock by the selling stockholder from time to time pursuant to this prospectus supplement. The proceeds from any such offering are solely for the account of the selling stockholder.

DESCRIPTION OF CAPITAL STOCK AND RESTRICTIONS ON TRANSFER OF SECURITIES
Our certificate of incorporation authorizes three classes of capital stock:
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500,000,000 shares of Common Stock;

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100,000,000 shares of Class B Common Stock, par value $1.00 per share;

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75,000,000 shares of Preferred Stock, par value $.01 per share.

No shares of Class B Common Stock or Preferred Stock are currently issued or outstanding.
Description of Common Stock
A description of the material terms and provisions of the Common Stock of Old Republic and certain terms of the Company’s restated certificate of incorporation (the “certificate of incorporation”) and amended and restated by-laws (the “by-laws”) affecting the rights of holders of our Common Stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our restated certificate of incorporation and our amended and restated by-laws. The Common Stock is registered under Section 12(b) of the Securities Exchange Act of 1934. The Common Stock is traded on the New York Stock Exchange under the symbol “ORI”.
Each holder of Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of the Company’s shareholders and is not entitled to preemptive rights. The Common Stock is neither redeemable nor convertible into other securities and there are no sinking fund provisions. The Common Stock is not subject to further calls or assessments by the Company.
Subject to the preferences applicable to any shares of the Company’s preferred stock outstanding at the time, holders of Common Stock are entitled to dividends when and as declared by the Company’s board of directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities.
Certain Provisions of the Certificate of Incorporation, By-laws and Other Agreements
Old Republic’s certificate of incorporation and by-laws and certain other agreements to which Old Republic is a party contain certain provisions, described below, that could delay, defer or prevent a change in control of Old Republic if the board of directors determines that such a change in control is not in the best interests of Old Republic and its shareholders and could have the effect of making it more difficult to acquire Old Republic or remove incumbent management.
Certificate of Incorporation and By-Law Provisions.   The terms of the authorized series of Old Republic’s preferred stock and the power in the board of directors to issue additional shares of preferred stock, Common Stock and Class B Common Stock without shareholder approval could render more difficult or discourage a merger, tender offer or proxy contest for assumption of control by a holder of Old Republic’s securities.
Old Republic’s certificate of incorporation requires the approval of holders of 80% of the outstanding shares of all classes of stock entitled to vote in the election of directors considered as one class for (i) a merger or consolidation of Old Republic with, (ii) the sale, lease, exchange, mortgage, pledge or other disposition of all, substantially all, or any substantial part (as defined) of the assets of Old Republic or a subsidiary to, or (iii) the transfer of a substantial amount (as defined) of securities of Old Republic in exchange for the securities or assets of, any other person, firm, corporation or other entity, other than a subsidiary of Old Republic. This requirement does not apply if Old Republic’s board of directors approves the transaction under certain circumstances. This provision of the certificate of incorporation cannot be amended or repealed except by a vote of 80% of the outstanding shares of all classes of Old Republic stock entitled to vote in the election of directors, such shares to be considered as one class.
Old Republic’s certificate of incorporation prohibits any merger or certain other business combinations to be effected between Old Republic and any person or entity that owns more than 10% of Old Republic’s outstanding stock entitled to vote (an “Acquiring Entity”) unless it is approved by the holders of not less than

66 2∕3% of the outstanding shares of all classes of stock entitled to vote in the election of directors considered as one class (other than shares beneficially owned by the Acquiring Entity) or is approved unanimously by Old Republic’s board of directors or is in compliance with certain other conditions. The conditions specified include a requirement that the price to be paid to the remaining shareholders of Old Republic in cash or securities be not less than the greatest of: (i) the highest price paid by the Acquiring Entity for its stock in Old Republic, (ii) a price that reflects the same premium over market price paid by the Acquiring Entity to other shareholders of Old Republic, (iii) a price that is equal to the book value of the Common Stock, and (iv) a price that reflects the same earnings multiple at which the Acquiring Entity’s stock is selling. This provision of Old Republic’s certificate of incorporation cannot be amended except by a vote of 66 2∕3% of the outstanding shares of all classes of stock of Old Republic entitled to vote in the election of directors, such shares to be considered as one class, excluding stock of which an Acquiring Entity, if any, is the beneficial owner.
Pursuant to Old Republic’s certificate of incorporation, directors of Old Republic are divided into three classes and elected to serve staggered three-year terms. Under Delaware law, directors serving staggered terms can be removed from office only for cause. Additionally, special meetings of Old Republic’s shareholders, for any purpose may be called by the chief executive officer and must be called by the chief executive officer or secretary at the request in writing of a majority of Old Republic’s board of directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of Old Republic issued and outstanding and entitled to vote.

SELLING STOCKHOLDER
This prospectus supplement covers 2,829,509 shares of our Common Stock held by the selling stockholder named below to permit the selling stockholder to resell such shares, as set forth in the table below, in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus supplement. The shares covered by this prospectus supplement may be offered from time to time by the selling stockholder.
The registration of shares of our Common Stock covered by this prospectus supplement does not necessarily mean that any shares of our Common Stock will be sold by the selling stockholder. The selling stockholder may offer all, some or none of the shares. As a result, we cannot estimate the number of shares of our Common Stock that will be held by the selling stockholder upon termination of any of these sales.
Name	Number of Shares Beneficially Owned Prior to the Offering	Percentage of Shares Beneficially Owned Prior to the Offering(1)	Number of Shares Offered Hereby	Number of Shares Beneficially Owned After the Offering(2)	Percentage of Shares Beneficially Owned After the Offering(2)
Old Republic International Employees Retirement Plan(3)	2,829,509	1.14%	2,829,509	—	—

(1)
Based on an aggregate amount of shares of our Common Stock outstanding as of March 31, 2025.

(2)
Assumes the selling stockholder sells all of the shares of Common Stock.

(3)
Old Republic sponsors and maintains the Old Republic International Employees Retirement Plan, and American First Title & Trust Company, a wholly owned subsidiary of Old Republic, serves as the trustee of the trust to fund and carry out the provisions of the plan. Old Republic Asset Management (“ORAM”), a wholly owned subsidiary of ORI, as the investment manager appointed by ORI, is instructed to conduct such sales in accordance with the plan’s investment guidelines and in the best interests of the plan. As a result, ORAM is deemed to have voting and dispositive power over these shares, subject to the oversight by the trustee. In accordance with Rule 13d-4 under the Securities Exchange Act of 1934, Old Republic disclaims beneficial ownership of such shares.

PLAN OF DISTRIBUTION
The selling stockholder may, from time to time, sell any or all of the shares of our Common Stock beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers, agents or any combination thereof. The term “selling stockholder” includes pledgees, donees, transferees or other successors-in-interest that receive the resale shares from the selling stockholder as a gift, distribution or other transfer (including a purchase) after the date of this prospectus supplement. To the extent required, this prospectus supplement may be amended and supplemented from time to time to describe a specific plan of distribution.
The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of the resale shares. The selling stockholder will be responsible for any underwriting discounts or commissions or agent’s commissions. The shares of our Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares of our Common Stock (which may involve crosses or block transactions):
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on the NYSE or any other national securities exchange or quotation service on which shares of our Common Stock may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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through the writing of options, whether such options are listed on an options exchange or otherwise;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus supplement;

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an exchange distribution in accordance with the rules of the applicable exchange;

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in privately negotiated transactions;

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through the settlement of short sales;

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broker-dealers may agree with the selling stockholder to sell a specified number of shares of our Common Stock at a stipulated price per share;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

In connection with distributions of the resale shares or otherwise, the selling stockholder, underwriters, selling group members and their respective affiliates may:
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enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the resale shares in the course of hedging their positions;

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sell shares of our Common Stock short and deliver the resale shares to close out such short positions;

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enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of resale shares offered by this prospectus supplement, which they may in turn resell; or

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pledge shares of our Common Stock to a broker-dealer or other financial institution, which, upon a default by the selling stockholder under the transaction to which such pledge relates, they may in turn resell.

In addition, the selling stockholder may sell its shares of our Common Stock under Section 4(a)(1) of the Securities Act of 1933, as amended (the “Securities Act”), rather than pursuant to this prospectus supplement. In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder, in amounts to be negotiated immediately prior to the sale.
The selling stockholder and any broker-dealers or agents that are involved in selling the shares of our Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The selling stockholder will be subject to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the selling stockholder and its affiliates.
In order to comply with the securities laws of certain states, the resale shares must be sold in those states only through registered or licensed brokers or dealers.
If applicable, we will make copies of this prospectus supplement available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the resale shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of resale shares is made, if required, a future prospectus supplement or amendment to this prospectus supplement will be distributed that will set forth:
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the number of resale shares being offered;

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the terms of the offering, including the name of any underwriter, dealer or agent;

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the purchase price paid by any underwriter;

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any discount, commission and other underwriter compensation;

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any discount, commission or concession allowed or reallowed or paid to any dealer; and

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the proposed selling price to the public.

LEGAL MATTERS
Certain legal matters regarding the shares of our Common Stock offered hereby will be passed upon for us by Victoria Pool, Assistant Vice President and Assistant General Counsel of the corporation. Ms. Pool holds Old Republic Common Stock granted under our employee stock plans, which in the aggregate represent less than 0.1% of our outstanding Common Stock.
EXPERTS
The consolidated financial statements and financial statement schedules of Old Republic International Corporation as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the accompanying prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants to Purchase Common Stock, Preferred Stock, Depositary Shares, and Debt Securities
Stock Purchase Contracts
Units
Each time Old Republic International Corporation (“Old Republic” or the “Company”) makes an offering using this prospectus, we will provide specific terms of the securities, including the offering price and any other features, in supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the securities. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference, prior to investing in our securities.
In addition, selling shareholders named in a prospectus supplement may offer and sell from time to time these securities in such amounts as set forth in a prospectus supplement.
Old Republic’s common stock is traded on the New York Stock Exchange under the symbol “ORI.”
Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus as well as the risk factors contained in other documents incorporated by reference into this prospectus and any accompanying prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We or any selling shareholder may offer and sell the securities to or through underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters, dealers or agents involved in the sale of securities will be described in a prospectus supplement.
The date of this prospectus is March 6, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration for continuous offering process. Under the shelf process, from time to time, we or any selling shareholder may, but are not required to, sell the securities offered in supplements to this prospectus in one or more offerings.
This prospectus provides you with a general description of our company. Whenever we or any selling shareholder decide to offer the securities noted on the cover page of this prospectus, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to that specific offering. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Old Republic,” “Company,” “registrant,” “we,” “us” and “our” refer to Old Republic International Corporation and its consolidated subsidiaries.
OLD REPUBLIC INTERNATIONAL CORPORATION
Old Republic International Corporation is a Chicago based holding company engaged in the single business of insurance underwriting and related services. It conducts its operations through a number of regulated insurance company subsidiaries organized into three segments: General Insurance (property and liability insurance), Title Insurance, and Republic Financial Indemnity Group (RFIG) Run-off.
Old Republic’s General Insurance segment is best characterized as a commercial lines insurance business with a strong focus on lines of coverages provided to businesses, state and local governments, and other institutions. The Company does not have a meaningful exposure to personal lines insurance such as homeowners and private auto coverages. Old Republic also focuses on specific sectors of the North American economy, most prominently the transportation, commercial construction, healthcare, education, retail and wholesale trade, forest products, energy, general manufacturing, and financial services industries. In managing the insurance risks it undertakes, the Company employs various underwriting and loss mitigation techniques such as utilization of policy deductibles, captive insurance risk-sharing arrangements, self-insured retentions, retrospective rating and policyholder dividend plans. These underwriting techniques are intended to better correlate premium charges with the ultimate claims experience of individual or groups of insureds and align the Company’s interests with those of the insureds.
Old Republic’s Title Insurance segment consists primarily of the issuance of policies to real estate purchasers and investors based upon searches of the public records that contain information concerning interests in real property. The policies insure against losses arising out of defects, liens and encumbrances affecting the insured title and not excluded or excepted from the coverage of the policy. For the year ended December 31, 2023, 21.0% of the Company’s consolidated title premium and fee revenues stemmed from direct operations (which include branch offices of its title insurers and wholly owned agency subsidiaries of the Company), while the remaining 79.0% emanated from independent title agents.
Old Republic’s RFIG Run-off segment consists of its mortgage guaranty business which protects mortgage lenders and investors from default related losses on residential mortgage loans. The RFIG business has been in run-off operating mode since 2011. On November 11, 2023, a definitive agreement was reached to sell the RFIG Run-off mortgage insurance business, with the sale expected to close in the first half of 2024.
Old Republic is a corporation organized under the laws of Delaware. Its principal executive offices are located at 307 North Michigan Avenue, Chicago, Illinois. Information concerning the Company is available on its website at www.oldrepublic.com. Information contained on the Company’s website is not and should not be considered a part of this prospectus unless specifically incorporated by reference.

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Additional information regarding us, including our audited financial statements, is contained in the documents incorporated by reference in this prospectus and the accompanying prospectus supplement. Please also refer to the section entitled “Where You Can Find More Information”.
RISK FACTORS
Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” included in our included in our Annual Reports on Form 10-K and updated in our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operation could be materially and adversely affected. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements. Additionally, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. Forward-looking statements involve numerous risks and uncertainties. Except as required by law, Old Republic undertakes no obligation (and expressly disclaims any such obligation) to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the possibility that actual results may differ materially from any forward-looking statements contained or incorporated by reference in this prospectus.
USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.
We will not receive any proceeds from any sale of securities by any selling shareholder.
DESCRIPTION OF SECURITIES
We will describe the terms of the offered securities from time to time in any prospectus supplement for such offer.
SELLING SHAREHOLDERS
Selling shareholders may use this prospectus in connection with resales of securities they hold as described in a prospectus supplement. Information about selling shareholders, where applicable, will be set forth in such prospectus supplement.
PLAN OF DISTRIBUTION
The plan of distribution for each offering of securities pursuant to this prospectus will be described in detail in a prospectus supplement describing each particular offering.

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LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered securities of Old Republic International Corporation will be passed on for us by Victoria Pool, Assistant Vice President and Assistant General Counsel of the corporation. The validity of any securities offered in the applicable prospectus supplement will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement. Ms. Pool holds Old Republic common stock granted under our employee stock plans, which in the aggregate represent less than 0.1% of our outstanding common stock.
EXPERTS
The consolidated financial statements and financial statement schedules I to VI of Old Republic International Corporation as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on our website at www.oldrepublic.com as soon as administratively possible after they are filed with, or furnished to, the SEC. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain important information about us. This means that the information in this prospectus may not be complete, and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, we may in the future file additional documents with the SEC. When filed, the information in these documents will update and supersede the current information in, and be incorporated by reference in, this prospectus.
We incorporate by reference the documents listed below, and any other documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 9134, as amended, after the date of this prospectus and before the termination of the offering (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules):
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Old Republic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 28, 2024;

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The information specifically incorporated by reference into Old Republic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed on March 31, 2023;

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Old Republic’s Current Report on Form 8-K filed with the SEC on January 9, 2024; and

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The description of Old Republic’s Common Stock contained in Exhibit 4(H) to Old Republic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 28, 2024.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreement and are not intended to provide any other factual or disclosure information about the Company. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.
You may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address: Old Republic International Corporation, 307 North Michigan Avenue, Chicago, Illinois 60601, Attention: Investor Relations, telephone (312) 346-8100.
We have not authorized anyone to give any information or make any representation about the offering or us that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated in this prospectus or which may be contained in a prospectus supplement or in any free writing prospectus prepared by us or on our behalf. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitation of offers to exchange or purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom is it unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. Information contained in this prospectus speaks only as of the date of this prospectus unless otherwise specifically indicated.

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